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                                   EXHIBIT 5.1


                                 Law Offices of
                          PILLSBURY MADISON & SUTRO LLP
                                  P.O. Box 7880
                             San Francisco, CA 94117
                            Telephone (415) 983-1000
                            Telecopier (415) 983-1200


                                 August 15, 2000



Deltagen, Inc.
1003 Hamilton Avenue
Menlo Park, CA 94025


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Deltagen, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to aggregate of 10,922,034 shares of the Company's common stock, $.001 par value (the "Common Stock"), issuable pursuant to the Deltagen, Inc. 1998 Stock Plan ("1998 Plan"), 2000 Stock Incentive Plan ("2000 Plan") and 2000 Employee Stock Purchase Plan ("2000 ESPP"), it is our opinion that such shares of the Common Stock, when issued and sold in accordance with the 1998 Plan, 2000 Plan or 2000 ESPP, as applicable, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Pillsbury Madison & Sutro LLP


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